UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 20, 2000


                    Wasatch Interactive Learning Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


       Washington                  000-23180                     911253514
       ----------                  ---------                     ---------
(State or Other Jurisdiction  (Commission File Number) (IRS Employer Ident. No.)
      of Incorporation)


         5250 South Commerce Drive Suite 101 Salt Lake City, Utah 84107
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 261-1001
                                 --------------
               Registrant's telephone number, including area code



                                AG Holdings, Inc.
                              -------------------
                   Former Name, if Changed Since Last Report


              83-888 Ave. 51 (Box 1130), Thermal, California 92774
              ----------------------------------------------------
                  Former Address, if Changed Since Last Report

Item 1. Changes in Control of Registrant.

         Pursuant to the Merger Agreement described in Item 2 below, the principal shareholders of Wasatch Interactive Learning Corporation ("Wasatch"), a Utah corporation, acquired control of AG Holdings, Inc., a Washington corporation (the "Registrant"). Barbara Morris and Carol E. Loomis, President and Vice President, respectively, of Wasatch acquired 2,250,000 (30%) shares and 604,795 (8.1%) shares, respectively, of the 7,500,000 shares now outstanding pursuant to their exchange of shares with the Registrant. In addition, Western Financial Communications, Inc., an investor relations firm, acquired 1,200,000 (16.0%) shares from Dempsey Mork, the Registrant's former Chairman of the Board, in a private transaction along with certain other non-affiliated persons for cash and an agreement by Western Financial Communications to perform investor relations for the Registrant until March 2001. There are no other 5% or greater shareholders of the Registrant.

         There are no arrangements or understandings among members of the former and new control groups and their associates and no arrangements, which may result in a subsequent change in control.


Item 2. Share Exchange/Merger.

         On January 20, 2000, the Registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Wasatch. Pursuant to the terms of the Merger Agreement (a) the Registrant issued an aggregate of 3,605,205 shares of Common Stock, representing 48% of the shares outstanding after such original issuance, to the stockholders of Wasatch and (b) Wasatch was merged with and into the Registrant (the "Merger"). AG Holdings is the surviving corporation, which has changed its name to Wasatch Interactive Learning Corporation, a Washington corporation. The Certificate of Incorporation and By-Laws of the Registrant prior to the Merger shall be the Certificate of Incorporation and By-Laws of Wasatch, until later amended. All of the Officers and Directors of the Registrant resigned and were replaced by the following persons, whose biographical information is described below under "Description of Business-Management and Key Personnel" -

                  Barbara Morris:   President and Director
                  Carol Loomis:     Vice President, Secretary and Director
                  Tom Collins:      Senior Sales Executive

Although Wasatch will file audited financial statements on an amendment to this Form 8-K, it represented to the Registrant that as of December 31, 1999 and for the period then ended, it had approximately $1,050,000 in assets, $2,661,000 in liabilities, $1,585,000 in annual gross sales, $1,605,000 deficit shareholders' equity and $63,000 in net after tax profit.

                  Description of Business

                  This report includes forward-looking statements relating to the Company's operations that are based on Management's and third parties' current expectations, estimates and projections. Forward-looking statements discuss future expectations, contain projections of results of operations or financial condition and general business prospects. Words such
                  as    "expect,"  "may,"  "will,"  "anticipates,"  "intends,"
                  "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. The forward-looking statements in this report reflect the good faith judgment of our management. However, forward-looking statements can only be based on facts and factors currently known. Consequently, these statements are not guarantees of future performances and actual results could differ materially.

                  The statements in this report regarding the Company's ability to operate as a public company, to expand its marketing and sales efforts, deliver services over the Internet, the size of the market for the Company's services, the size of the Internet marketplace and new products under development, are all forward-looking statements that involve risks and uncertainties. These risks and uncertainties include: the
                  Company's ability to market its products and services, the timely development and acceptance of new products and services, the impact of competitive products and pricing, the timely funding of school budgets, customer payments to the Company and other risks which will be detailed from time to time in the Company's SEC reports.


Company
Background
                  The Company was formed in 1997 with the acquisition of the exclusive distribution rights of over 1,000 instructional hours of comprehensive educational software designed for kindergarten through adults. This software developed by the Company's principals, Barbara Morris and Carol Loomis, while previously at Wasatch Education Systems ("WES") is effective in a variety of learning settings, including public schools, private schools, alternative education programs and adult basic education sites. The Company also acquired an established school customer base and access to proprietary code and development tools.

                  The Company believes the Internet is an integral component in improving academic skills in schools and through home access. In preparation for Internet delivery, in 1998 the Company completed a comprehensive R&D program including: othe upgrade of the licensed WES products for Windows 95/98/NT, othe development of a multimedia Internet Courseware Editor to accelerate market release of new products and oan Internet based management system to facilitate anywhere, anytime learning.

                  The Company's expansive multimedia Internet Courseware Editor enabled the 1999 release of over 400 hours of web-enabled, comprehensive K-8 math software as well as a series of interactive math tools. Management believes its web-enabled software and Internet instructional management system gives the Company a competitive advantage in all markets and a significant advantage in the Internet educational software market.

                  The Company's interactive, high-quality educational software, including problem-solving, simulations, advanced on-line tools and graphics, creates an exciting learning environment for students and is well received by educators.

                  The Company is currently marketing to school sites in two markets:
                  1. the "K-12 education market" and
                  2.  the  "adult   education"  market  (including  adult  basic
                  education and "at-risk" teenagers).

Industry
Background

                  Education reform is forefront in America's mind. The U.S. Department of Education says funding for education reform has increased 584 percent since the mid-1990s. Federal funding for instructional technology alone is estimated to be $1-1.5 billion annually, which is only 20-30 percent of the total annual expenditure.

Industry
Background
                  Parents, teachers and community leaders are demanding an even greater expansion of technology-based resources in their schools as virtually every state moves to implement new standards including graduation exit exams. Charter schools and homeschooling are alternatives increasing at tremendous rates, creating an even greater need for effective, instructional educational software.

                  Based on 1998 data from Quality Education Data, Inc. (QED), the K-12 marketplace in the United States consists of approximately 111,000 public and private schools. According to the U.S. Department of Education, the number of students enrolled in these schools was approximately 52.7 million in 1998 and is expected to increase to 54.3 million by 2008. According to industry sources, U.S. educational technology expenditures were $4.16 billion in 1997, representing less than 1% of the education budget, and are expected to increase to $9.88 billion by 2002. Moreover, the installed base of computers in K-12 schools in the United States was 6.4 million units in 1997 and is expected to grow to 13.7 million by 2002.

                  The educational technology expenditure in the adult basic education market is currently estimated at approximately $2 billion, with significant growth expected as corporations seek to educate the workforce and the nation focuses on preventing recidivism in our over-populated prisons. The technology expenditures from the homeschooling market is difficult to accurately estimate, however 86% of homeschoolers use computers and the number of homeschoolers is increasing dramatically across the country.

                  This rapidly growing role of technology in the many education marketplaces has created an increased demand for technology-based educational software that motivates learners and achieves results.

Markets
                  The educational software market can be divided into four segments: the school marketplace, the adult basic education marketplace, the homeschooling marketplace, and the Internet marketplace, each described below.
School
Marketplace

                  In the school marketplace for educational technology, the primary emphasis is on content and instructional methodology. Product life spans are much greater than retail, marketing costs are lower, and the greater emphasis on content and instructional methodology means development costs are lower, resulting in greater profitability.

                  The school market for educational software is large and growing. Schools spend roughly $1.4 billion on educational software and the installed base of computers is expected to double by 2002. While many technology companies are attempting to position themselves for this educational software opportunity, none clearly dominates the market, leaving a tremendous opportunity for companies with a comprehensive offering of educational software products.

Adult Education
Marketplace

                  Approximately 4 million adult education students take courses at numerous public high schools, community colleges, adult learning centers and correctional facilities each year. It is estimated that over $2 billion is spent annually on educational software for adult education programs in the United States, which are growing dramatically as a result of a variety of factors including:

                           o high illiteracy rates,

                           o high school dropouts establishing qualifications for job opportunities,

                           o immigrant populations seeking to develop English language skills,

                           o corporations trying to improve job performance,

                           o a requirement to qualify for welfare and

                           o preventation of recidivism in the nation's prisons.

Homeschooling
Marketplace
                  The homeschooling movement is growing at a significant rate due, in part, to increased school violence, lowering opinions of public education standards and the desire to protect children from undesirable influences outside the home. Virtually every state has annual statewide homeschooling and family learning conferences and the Internet is providing a burgeoning number of resources including chat rooms to support homeschoolers. In some states, the public schools have responsibility for monitoring the effectiveness of homeschooling.

                  Homeschoolers have a great need for comprehensive, effective, managed courseware based on sound educational research. At this time no educational software company monopolizes this market. This marketplace is accessible through conferences, direct mail, advertising in specialized newsletters and magazines and the Internet.

Internet
Marketplace

                  The home market for educational technology is rapidly growing. Home PC use surpasses one billion hours per week with each PC household using computers more than twenty (20) hours per week. Educational use ranks third in importance and represents 71% of on-line use. (Source: Odyssey)

                  As more parents see PCs and educational software as possibly the most important investment they can make for their children, there is a very large revenue potential from the on-line accessibility of educational software. Internet-deliverable content is becoming a valuable commodity as Internet companies are aggressively acquiring content-providers. Wasatch is in the unique position of having a broad range of educational content that is Internet deliverable.

Competition
                  The Company competes primarily on the basis of depth and recognized quality of its courseware and its ability to deliver a flexible, cost-effective solution for the client's educational software needs.

School Market
                  Within the school marketplace, the Company competes most directly with Computer Curriculum Corporation, a division of Pearson Education; Jostens Learning, a division of WRC Media; and Curriculum Advantage, a division of Havas Interactive. In Management's opinion, the Company compares favorably to these companies in number of products and product coverage with a clear advantage in volume of new products, volume of products Internet-enabled and price.

Adult Market
                  In the adult education marketplace, TRO Learning is one of the Company's largest competitors. Pearson Education and McGraw-Hill have acquired educational software companies that compete in this market; however, no educational software company dominates this rapidly growing market. The Company believes its products are well positioned to compete favorably in this market based on feedback and academic improvement already achieved by its adult education customers.

                  In the opinion of Management, the Company products compete favorably in quality and depth of coverage with much larger companies and is ahead of its competitors in having products that are Internet deliverable, an Internet based instructional management system and a strategy for building an Internet presence that will tap the tremendous future growth opportunities.

Products

Overview
                  The Company's titles address the majority of curriculum objectives for grade levels K-8, adult basic education and GED preparation. This allows the customer maximum flexibility by providing one or a series of products that address the curriculum objectives on a specific level or multiple grade levels. Products are highly interactive and encourage users to be active "doers."

Instructional
Flexibility
                  The Company's products can be used on an individual computer running from a CD-ROM, on local area networks, on wide-area networks, in a computer lab setting, in the back of classrooms and by teachers on a demonstration teaching station. All new products are Internet deliverable. The Company's new Internet instructional management system allows use of software at home, or lessons running on the Internet, with updated results sent to the parents and/or school.

Packaging
Flexibility
                  The Projects for the Real World series of products is packaged by grade level, by interdisciplinary thematic unit, or as a comprehensive K-8 collection of units containing skills correlated to textbooks for reading, math and writing.

                  Math  Expeditions  is packaged by grade level,  as  individual skill lessons, by strands across grade levels (e.g.. numeration), and as a comprehensive set of lessons teaching and reinforcing math skills for grades K-8. The Math Tools series is packaged as individual tools or as a set of four tools.

                  The Company's Math Expeditions and Math Tools products series are web-enabled and deliverable and managed in a school LAN, WAN or over the Internet, using the very latest in browser technology.

Product
Series
                  The Company's software was developed to address the skills and objectives traditionally presented as necessary skills at certain grade levels. Much thought was given to the overall design of the series of products to have broad appeal and to be interesting and motivational to children and adults needing the skills. Each product has from six-twelve interactive tools that are accessible and integrated into the lessons or can also be accessed from the desktop and used independently for other content or subject areas.

K-3 Projects For
The Real World
                  This is an interdisciplinary, problem-based learning program. It teaches and reinforces skills in reading, mathematics, writing, science, social studies and self esteem. The user identifies with 12 Wasatch kids who serve as mentors modeling learning and problem-solving strategies. This series of 26 units contains 485 activities, which are targeted to address the skills taught in grades K-3.

K-5 Beginning Reading
and Phonics
                  This fully-voiced and visually appealing language development and beginning reading program is designed to give users the skills to become independent readers, writers and thinkers. This multimedia program offers a series of lively adventures with original graphics and photographs designed to make learning fun. It is a self-contained phonics and language development program and serves as a strong companion for Projects for the Real World K-3. This phonics program consists of three units containing 56 lessons for the K-5 market.

Projects For The
Real World 4-8
                  This series of 20 units brings the world to the classroom by presenting skills in projects based on real-world issues and content. A total of 235 scored learning activities are combined with integrated on-line tools. The on-line studio tool allows the user to produce a fully automated, voiced computer slide show. This series of products was designed to teach and reinforce skills in reading, writing, mathematics, social studies and science for grades 4-8. The product was also designed to be appropriate for teenagers and adults needing to learn the 4-8 skills.

Basic Skills
For The
Real World
                  This series is designed for adult and alternative education students at a beginning reading level. Users learn reading, writing, mathematics, problem-solving and job skills in meaningful contexts. The 159 lessons consist of 80 hours of instruction developed specifically around job skills and competencies outlined in the Secretary's Commission on Necessary Skills Report. This series is targeted at the Gr.7-adult market.

Job Skills
For The
Real World
                  This product series is designed to help teenagers and adults find their niche in the work world. Three units provide approximately 30 hours of instruction, focusing specifically on the job skills and competencies outlined by the US Department of Labor in "What Work Requires of Schools." Job Skills for the Real World consists of 3 units with 28 lessons targeted at the Gr.7-adult market.

Instructional
Management
System
                  The Company has the exclusive licensed rights to a Windows-based instructional management system that Barbara Morris and Carol Loomis designed and developed at WES. This instructional management system monitors student progress, provides automatic tracking of student time-on-task, assigns software, administers on-line testing and prints reports. This product's strength is ease of use, teacher-friendly design, on-line help, e-mail notice of student difficulty and customizable features.

Licensed Product
Enhancements
                  The Company has enhanced and updated the licensed products for Windows 95/98/NT and integrated the products under the Internet management system. All improvements to the licensed products are owned exclusively by the Company.

Licensed
Content
DOS Software
                  The Company has the exclusive licensed rights to a vast amount of content in a family of DOS-based products. These products are actively being used in over 250 schools and provide excellent content for new products.

                  o Communication Arts: Beginning Reading, Help Yourself Read, Reading Comprehension, Literature Bridge and Language Development 5 courses that develop reading and writing skills for grades 3-8.

                  o Science: Life, Earth, Physical and Biology 4 comprehensive courses based on discovery and exploration; simulations model real-world phenomena. Targeted for grades 6-adult.

                  o Writing: Writing, Reading, Thinking Lab 5 writing tools with curriculum designed to develop writing skills for grade 3-adult. oMathematics: Math for Life and Algebra Targeted for grades 6-adult.

                  o Adult/Alternative Education: Life Skills, Building Work Skills, Steps to Reading, Steps to Success, GED Preparation Targeted for teenagers-adults.

Product
Development
                  Product concepts originate within the development team led by Barbara Morris and Carol Loomis. The products are developed by the in-house development team, which is occasionally augmented by external consultants and contractors. All of the creative work for the products is done in-house, including original concepts, storyboards and animation. The audio is recorded at a local studio and integrated into the product by in-house staff. Educational consultants are involved throughout the development process.

                  The Company designs and develops its educational courseware and partners with a company for the knowledge, experience and expertise in Internet technology.
New Products
Under
Development
                  The Company's future development plans include making all licensed courseware internet-enabled by September 2000. These products will have features and functionality specific to the content and will have the consistency of use provided by the Company's proprietary multimedia Internet Courseware Editor. Each series is a self-contained product but will complement other Company products when purchased together.

Product Summary
                      The following tables summarize the current library of products by subject, number of titles and lessons, grade range and platform.

---------------------------------------------------------------------------------------------------------

Product Series              Units  Lessons    K    1    2    3    4    5    6     7    8   Alt HS   Adult

Beginning Rdg/                3       56      X    X    X    X    ------------>
Phonics

Projects A-D                 26      485      X    X    X    X    ------------>
Interdisciplinary

Projects E-I                 20      235                          X    X    X     X    X      X       X
Interdisciplinary

Math Expedition              145     402      X    X    X    X    X    X    X     X    X      X       X
(Internet)

Basic Skills for              8      159                                    X     X    X      X       X
The Real World

Job Skills for the Real       3       28                                    X     X    X      X       X
World

Math Tools                    8               X    X    X    X    X    X    X     X    X      X       X
(Internet)

-------------------------------------------------------------------------------------------------------

Instructional Management Systems    ------------------------------------------------------------------>
Novell, NT and Macintosh

Courseware Editor
Company's, full-featured, proprietary multimedia development engine. Dual platform, maximized for developing Internet-enabled software

DOS-based Courseware Installed in Approximately 500 Sites Includes:

Communication Arts             Earth Science                Math for Life
Writing                        Physical Science             Algebra
Reading, Writing, Thinking     Life Sciences                GED Preparation
Reading for Success            Biology                      Building Work Skills

Distribution
                  The Company is one of the few companies in the school and adult market with a comprehensive product offering for improving academic skills. The Company has no exclusive distribution agreements with larger publishers that might restrict the future marketability of its products.

                  During 1997 and 1998, approximately 60% of the Company's revenue came from Indiana, Ohio and Chicago; 25% from Mississippi and Georgia; and 13% from California. The Company has an established customer base in Chicago and California but no direct sales representative.

                          Revenue Distribution by State
                          -----------------------------

                        Midwest (IN, OH & IL)       60%
                        South (GA, MS)              25%
                        West (CA)                   13%
                        -------------------------------
                        IN, OH, CA, GA, MS & IL     98%

                  In  Management's   opinion,   revenue   distribution  will  be
                  comparable for 1999.

Domestic

                  The Company products are currently distributed through two (2) employed direct sales representatives and two (2) recently-engaged independent resellers. At present, the Company is expanding its salesforce by adding 18 direct reps and broadening its reseller channel.

                  The Company's current direct sales representatives service Indiana, Ohio and Kentucky, with sporadic coverage in Michigan and Georgia. The Company's current independent resellers service Chicago and Dade County in Florida.

National
Accounts
                  The Company's products reach several other school districts outside the territory range of the distribution mentioned above, either through existing customer updates, customer references or exposure at national conferences. In FY98, Chicago Public Schools purchased approximately $250,000 of Company products and services while districts in California purchased approximately $200,000 of Company products through direct purchases.

                  The Company's products are not being marketed internationally.

Summary
                  The Company has been successful in the above mentioned states where its products are marketed. The Company currently has distribution in five (5) states, with no distribution in the other 45 states. Management believes that sales will rapidly accelerate with a distribution channel marketing in the additional 45 states where there is currently no exposure to the Company's products.

Facilities

                  The Company operates from a 6,200-sq. ft. location in The Atrium Building in Salt Lake City, Utah. Rent is $8,200 per month with a lease that expires on March 31, 2002. The space will accommodate 10-12 additional people.

Capital Structure
   and 5%
Shareholders
                  Common Shares Authorized:                          100,000,000
                  Common Shares Issued and Outstanding:                7,500,000
                  Float:                                               3,110,078
                  Warrants                                             1,500,000
                  Options:                                               500,000
                  100,000 Vested:400,000 Issued But Not Vested

                  5% Shareholders
                  Name                               Title                      # Shares           %
                  ---------------------              ---------------            ---------        -----


                  Barbara Morris (1)                 President/CEO              2,250,000        30.0%
                  Carol E. Loomis (1)                Vice President               604,795         8.1%
                  Western Financial
                  Communications Inc. (2)            Public Relations           1,200,000        16.0%
                  ---------------------              --------------             ---------        -----

                  (1) Address is c/o of the Company, 5250 South Commerce Drive, Suite 101,
                      Salt Lake City, Utah 84107
                  (2) Address is 495 Miller Avenue, 3rd `Floor, Mill Valley, CA 94941

                  Approximate number of shareholders:  700+


Management
 and Key
Personnel

         Manager                   Age              Title
         -------                   ---              -----

      Barbara Morris               52       President, Director and Founder

      Carol Hamil Loomis           53       Vice President, Director and Founder

      Tom Collins                  50       Senior Sales Executive

      Mike Weiland                 26       Programmer

      Greg Banyai                  40       Technical Manager


                  The Company's executive officers and principal shareholders, Barbara Morris and Carol Loomis, provide the vision, leadership, experience, market knowledge and determination that makes this company a viable competitor among much larger companies with significantly greater resources.

Barbara Morris
                  Ms. Morris provides the vision and acuity for the company. She is part of the creative force behind the design of the products and provides the hands-on management needed to create multimedia titles on-time and on-budget. Ms. Morris co-founded the Company in February 1997. Previously, from 1992, she was CEO and Chairman of the Board of Wasatch Education Systems ("WES"). From 1989 to 1991, she was President of Tapestry Learning, a wholly-owned subsidiary of Jostens Learning and from 1988 to 1989, Group VP of Sales for Jostens Learning. She was an educational consultant, sales representative, regional manager, VP of Sales and General Manager for Prescription Learning from 1980 to 1988 and a math teacher for ten years previously.

Carol E.
Loomis
                  Mrs. Loomis is the creative force behind the company's products. She is an accomplished software developer with a keen knowledge of the latest educational research and "what enhances learning." Mrs. Loomis co-founded the Company in February 1997. Previously, from 1992, she was Vice President of Development for WES designing and developing the Company's licensed products. Prior, from 1989 to 1991, she was VP of Development for Tapestry Learning where she designed and developed a nationally recognized series of early childhood multimedia products. From 1984 to 1989 she was Director of Language Arts and Software Design for Jostens Learning and Prescription Learning. Mrs. Loomis has received national recognition for curriculum development and was a reading specialist for eleven years.

Tom Collins
                  Mr. Collins has served as a senior sales representative for the Company since 1997. Previously, from 1995, he was a sales account executive with WES. Prior to educational software sales, from 1970 to 1995, Mr. Collins was a math teacher, an assistant principal and technology director in a school district in Indiana.

Mike Weiland
                  Mr. Weiland is responsible for all aspects of the multimedia Internet courseware editor programming code. Wasatch recruited Mr. Weiland for his accomplishments, expertise and creativity in the use of Macromedia Director. Prior to joining the Company in 1998, Mr. Weiland worked at Alpine Multimedia from November1997 to 1998 and Silver Creek Productions from 1996 to November 1997. His previous work has included the production of interactive CDs, games and rapid software prototypes.

Greg Banyai
                  Mr. Banyai has served as the Technical Director and Manager of Customer Support for the Company since 1997. Previously, from 1995 to 1997, Mr. Banyai was the Technical Director for WES. Prior to joining WES, from 1988 to 1995, Mr. Banyai was Manager of Mechanical Engineering and Network Administrator for Hybrid Micrographics. He provides the technical expertise needed for a constantly changing technology and has hands-on experience and knowledge of the Company's licensed and new products.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired

         The required financial statements of Wasatch Interactive Learning Corporation will be filed by amendment to this Form 8-K within sixty days from the due date hereof in accordance with item 7(a)(1) of Form 8-K.

         (b)      Pro Forma Financial Information

         Pro forma financial information under Item 7(b) of Form 8-K, will be filed by amendment to this Form 8-K within sixty days from the due date hereof in accordance with Item 7 (b) (2) of Form 8-K.

         (c)      Exhibits.

                  2.1      Agreement and Plan of Reorganization.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 WASATCH INTERACTIVE
                                                 LEARNING CORPORATION
                                                       (Registrant)



Date: February 14, 2000                           By:  /s/ Barbara Morris
                                                    -------------------------
                                                    Barbara Morris, President

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

2.1               Agreement and Plan of Reorganization.